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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Forms S-3 (File Nos. 333-75068 and 333-105494), S-4 (File No. 333-91577) and S-8 (File
Nos. 333-43787, 333-89008, and 333-95901) of Iron Mountain Incorporated of our report dated February 21, 2003 (except with respect to Note 16, as to which the date is March 18, 2003) relating to the consolidated financial statements of Iron Mountain Incorporated as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and (2) the adoption of Statement of Financial Accounting Standard No. 142) appearing in this Annual Report on Form 10-K/A of Iron Mountain Incorporated for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP


Boston, Massachusetts
June 5, 2003